Clever Leaves Reports Fourth Quarter and Full Year 2023 Results

- 2023 Revenue Increased 6% Year-Over-Year, with a 39% Increase in Full-Year Cannabinoid Revenue -

- Drove Year-over-Year General and Administrative Expense Reductions of 26% in Q4 2023 and 24% for the Full Year -

- Completed Sale of Non-Cannabinoid Herbal Brands Business on March 21, 2024 for $8.02 Million, Including $7.02 Million in Cash Paid at Closing -

TOCANCIPÁ, COLOMBIA, April 1, 2024 – Clever Leaves Holdings Inc. (NASDAQ: CLVR, CLVRW) (“Clever Leaves” or the “Company”), a global medicinal cannabis company, is reporting financial and operating results for the fourth quarter and full year ended December 31, 2023. All financial information is provided in US dollars unless otherwise indicated.

“Throughout 2023, we executed on our strategic initiatives to refine our commercial and production operations, as well as optimize our capital efficiency and cost structure,” said Andres Fajardo, CEO of Clever Leaves. “We continued to support demand for our cannabinoid products in Australia and Brazil, resulting in a 39% year-over-year increase in our cannabinoid revenue for the full year and we maintained progress with new strain development.

“Reflecting our continued cost optimization efforts, we drove year-over-year general and administrative expense reductions of 26% for the fourth quarter and 24% for the full year. Our year-end cash balance also improved to $6.9 million compared to $6.5 million at the end of the third quarter, benefited by the October 2023 sale of our remaining stake in Cansativa. Subsequent to the end of the fourth quarter, we completed the $1.5 million sale of our Portuguese farm assets. As we progress into 2024, we remain focused on driving further capital preservation and operational efficiencies.”

Fourth Quarter 2023 Summary vs. Same Year-Ago Quarter1

•Revenue in the fourth quarter of 2023 increased 5% to $4.6 million compared to $4.4 million for the same period in 2022. The increase was driven by an improvement in cannabinoid segment revenues, which increased 29% to $2.0 million compared to $1.6 million for the same period in 2022. The year-
1 Due to the cessation of the Company’s production operations in Portugal, as well as the ongoing wind-down process for these operations, Clever Leaves has determined that these operations meet the "discontinued operations" criteria as of March 31, 2023, in accordance with Accounting Standards Codification (ASC) 205, Presentation of Financial Statements. As a result, the Company’s Consolidated Balance Sheets and Consolidated Statements of Operations, and the notes to the Consolidated Financial Statements, have been restated for all periods presented to reflect the discontinuation of these operations in accordance with ASC 205. For additional detail on this presentation, please refer to the Company’s Form 10-K for the fiscal period ended December 31, 2023.

over-year growth in cannabinoid segment revenues was largely due to continued sales strength in Brazil and Australia. Non-cannabinoid revenues were $2.6 million compared to $2.8 million for the same period in 2022.

•All-in cost per gram of dry flower was $0.55, compared to $6.76 for the same period in 2022. All-in cost per gram in the year-ago period reflects the Company’s significantly reduced agricultural output, along with ongoing extraction and processing costs, at its Colombian operations. In the fourth quarter of 2023, the Company increased its harvest to 1,693 kilograms of dry flower compared to 89 kilograms in the year-ago quarter, with crops comprising both CBD and hemp inventory for extraction and THC flower for export.

•Gross loss, including $4.2 million in cost of sales (before inventory provision) and a $0.8 million inventory provision, was $(0.3) million, compared to a $0.8 million gross profit for the same period in 2022, which included $2.6 million in cost of sales (before inventory provision) and a $0.9 million inventory provision. Adjusted gross profit (a non-GAAP financial measure defined and reconciled herein), which excluded such inventory provisions, was $0.4 million compared to $1.8 million for the same period in 2022.
•Gross margin, which included such inventory provisions, was (7.5)% compared to 19.2% for the same period in 2022. Adjusted gross margin (a non-GAAP financial measure defined and reconciled herein), which excluded inventory provisions, was 9.1% compared to 40.0% for the same period in 2022.
•Operating expenses in the fourth quarter of 2023 improved to $4.6 million compared to $8.4 million for the same period in 2022 driven by cost-cutting measures and $2.7 million of non-recurring restructuring expenses incurred in the same period in 2022.
•Net loss was $5.1 million compared to a net loss of $28.8 million for the same period in 2022. Net loss in the fourth quarter of 2022 included a $21.2 million loss from discontinued operations related to the Company’s wind-down process in Portugal, along with the aforementioned $2.7 million non-recurring restructuring expenses.
•Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) was flat year-over-year at $(4.6) million.
•Cash, cash equivalents and restricted cash were $6.9 million at December 31, 2023, compared to $12.9 million at December 31, 2022. The decrease was primarily due to continued working capital needs and operating losses. The Company’s year-end cash balance reflects the $1.9 million in proceeds received from the sale of its remaining stake in Cansativa in October 2023. For the year ended December 31, 2023, the Company issued and sold 253,898 shares (on a post-Reverse Share Split basis) pursuant to its at-the-market (“ATM”) offering, for aggregate net proceeds of $1.1 million.
•No shares were sold pursuant to the ATM offering during the three months ended December 31, 2023.
Fajardo continued: “Within our commercial strategy, we have driven both extract and flower sales in Australia, as well as expanded extract sales in Brazil with our approved products under RDC 327. Alongside this traction, however, we have continued to experience variability related to the timing and issuance of Brazilian quotas, along with order stoppages in Israel resulting from the current geopolitical conflict. We are continuing to work toward developing inroads to the European markets, adapting to an evolving regulatory structure in Germany and our early pathways to the United Kingdom. Most recently, we announced a partnership with an award-winning Dutch seed bank, Paradise Seeds, to develop and register high performance cannabis cultivars at our Colombian facilities.

“We have also maintained our steadfast commitment to strengthening our cannabinoid portfolio and broader operational infrastructure. As we announced earlier this year, Clever Leaves was granted Australian GMP certification for cannabis products by Australia’s Therapeutic Goods Administration, which authorizes us to manufacture cannabis products for Australian patients and adds to our significant library of global GMP certifications. Significantly, the recent sale of our farm assets in Portugal marked the completion of our wind-down process in the country, allowing us to focus on further streamlining our Colombian production.

“Our strategy remains focused on our core set of international cannabinoid markets, our Colombian production efficiencies, and our efforts to preserve and improve cash liquidity. We will maintain our work on each of these fronts as we navigate a constantly evolving global operating environment.”

Full Year 2023 Summary vs. 2022

•Revenue increased 6% to $17.4 million compared to $16.4 million in 2022. Cannabinoid revenue increased 39% to $6.6 million compared to $4.7 million, and non-cannabinoid revenue was $10.9 million compared to $11.7 million.
•All-in cost per gram of dry flower was $0.75 compared to $0.36 in 2022. The increase was primarily driven by the Company’s significantly reduced agricultural output in Colombia in the prior year through the first quarter of 2023, along with changes in cultivation techniques to improve flower quality and organoleptic properties. Cost per gram during the year also reflects more stringent market and regulatory requirements, along with ongoing extraction and processing costs at the Company’s Colombian operations.
•Gross profit was $6.6 million, which included a $1.4 million inventory provision, compared to $7.2 million in 2022, which included a $2.0 million inventory provision. Adjusted gross profit, which excluded such inventory provisions, was $7.9 million compared to $9.2 million in 2022.
•Gross margin, which included such inventory provision of $1.4 million, was 37.6% compared to 44.0% in 2022, which included such inventory provision of $2.0 million. Adjusted gross margin, which excluded such inventory provisions, was 45.4% compared to 56.3% in 2022.
•Operating expenses improved to $22.2 million compared to $54.1 million in 2022. Operating expenses in the prior year included a $19.0 million intangible asset impairment charge the Company recorded on its cannabis-related licenses in Colombia during the third quarter of 2022, along with $6.4 million in restructuring expenses.
•Net loss was $17.9 million compared to a net loss of $66.2 million in 2022. Net loss in 2023 includes a $3.7 million loss on investment related to the fourth quarter sale of the Company’s remaining Cansativa stake. Net loss in the prior year included the aforementioned $19.0 million intangible asset impairment charge and $6.4 million in restructuring expenses, along with a $6.9 million gain on investment related to the sale of Cansativa shares to an unrelated third-party and revaluation of the Company's retained interest of the shares held as of December 31, 2022.
•Adjusted EBITDA (a non-GAAP financial measure defined and reconciled herein) improved to $(12.4) million compared to $(16.3) million in 2022.

Sale of Non-Cannabinoid Herbal Brands Business
On March 21, 2024, Clever Leaves and a wholly owned Company subsidiary, NS US Holdings, Inc. (the “Seller”), entered into a stock purchase agreement with KAC Investments LLC (the “Buyer”). Pursuant to this agreement, the Company sold its non-cannabinoid business segment, comprising the Company’s wholly owned subsidiary, Herbal Brands, Inc. ("HBI”).
The sale transaction was completed on March 21, 2024 for a purchase price of $8.02 million, comprising $7.02 million in cash paid on the closing date and the issuance of a senior secured promissory note and security agreement in the original principal amount of $1.00 million (the “Note and Security Agreement”).
The Note and Security Agreement was issued by the Buyer in favor of the Seller and accrues interest at seven and one-half percent (7.50%) per annum. Interest is payable quarterly, in cash, until the March 21, 2025 maturity date. The Seller also expects to receive $0.19 million in additional proceeds related to the sale of HBI’s manufacturing equipment, which preceded the March 21 transaction closing date.
Fajardo concluded: “Through completing this transaction, we aim to focus our operations solely on our cannabinoid business, as well as point our ongoing capital and cost optimization initiatives in this direction. We would like to thank Joe Jacober and the entire HBI team for their significant contributions and years of partnership with Clever Leaves, and we wish them all the best in their next endeavors.”
For more details on the transaction and associated payment terms, please refer to the Company’s related disclosure on Form 8-K, filed on March 27, 2024.

About Clever Leaves Holdings Inc.
Clever Leaves is a global medical cannabis company. Its operations in Colombia produce EU GMP cannabinoid active pharmaceutical ingredients (API) and finished products in flower and extract form to a growing base of B2B customers around the globe. Clever Leaves aims to disrupt the traditional cannabis production industry by leveraging environmentally sustainable, ESG-friendly, industrial-scale and low-cost production methods, with the world’s most stringent pharmaceutical quality certifications. Clever Leaves announces material information to the public through a variety of means, including filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, public conference calls, and its website (https://cleverleaves.com). Clever Leaves uses these channels, as well as social media, including its Twitter account (@clever_leaves), and its LinkedIn page (https://www.linkedin.com/company/clever-leaves), to communicate with investors and the public about Clever Leaves, its products, and other matters. Therefore, Clever Leaves encourages investors, the media, and others interested in Clever Leaves to review the information it makes public in these locations, as such information could be deemed to be material information. Information on or that can be accessed through Clever Leaves’ websites or these social media channels is not part of this release, and references to Clever Leaves’ website addresses and social media channels are inactive textual references only.

Non-GAAP Financial Measures

In this press release, Clever Leaves refers to certain non-GAAP financial measures including Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin. Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin do not have standardized meanings prescribed by GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Adjusted EBITDA is defined as income/loss from continuing operations before interest, taxes, depreciation and amortization, share-based compensation expense, restructuring expenses, foreign exchange gain/loss, gains/losses on the early extinguishment of debt, gain/loss on remeasurement of warrant liability, equity investment share of gain/loss, other expense/income and income/loss from discontinued operations. Adjusted Gross Profit (and the related Adjusted Gross Margin measure) is defined as gross profit excluding inventory provision. Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin also exclude the impact of certain non-recurring items that are not directly attributable to the underlying operating performance. Clever Leaves considers Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin to be meaningful indicators of the performance of its core business. Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For reconciliations of Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable U.S. GAAP measures, see the relevant schedules provided with this press release. We have not provided or reconciled the non-GAAP forward-looking information to their corresponding GAAP measures because the exact amounts for these items are not currently determinable without unreasonable efforts but may be significant.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Important factors that may affect actual results or the achievability of the Company’s expectations include, but are not limited to: (i) our ability to continue as a going concern; (ii) our ability to maintain the listing of our securities on Nasdaq; (iii) our ability to implement our restructuring initiatives; (iv) expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves will become profitable; (v) Clever Leaves’ ability to execute its business plans and strategy and to receive regulatory approvals (including its goals in its five key markets and goals to expand in Australia and the United Kingdom); (vi) Clever Leaves’ ability to capitalize on expected market opportunities, including the timing and extent to which cannabis is legalized in various jurisdictions; (vii) global economic and business conditions, including recent economic sanctions against Russia and their effects on the global economy; (viii) geopolitical events (including the ongoing military conflict between Russia and Ukraine as well as the war between Israel and Hamas), natural disasters, acts of God and pandemics, including the economic and operational disruptions; (ix) regulatory developments in key markets for the Company's products, including international regulatory agency coordination and increased quality standards imposed by certain health regulatory agencies, and failure to otherwise comply with laws and regulations; (x) uncertainty with respect to the requirements applicable to certain cannabis products as well as the permissibility of sample shipments, and other risks and uncertainties; (xi) consumer, legislative, and regulatory sentiment or perception regarding Clever Leaves’ products; (xii) lack of regulatory approval and market acceptance of Clever Leaves’ new products which may impede its ability to successfully commercialize its products; (xiii) the extent to which Clever Leaves’ is able to monetize its existing THC market quota within Colombia; (xiv) demand for Clever Leaves’ products and Clever Leaves’

ability to meet demand for its products and negotiate agreements with existing and new customers; (xv) developing product enhancements and formulations with commercial value and appeal; (xvi) product liability claims exposure; (xvii) lack of a history and experience operating a business on a large scale and across multiple jurisdictions; (xviii) limited experience operating as a public company; (xix) changes in currency exchange rates and interest rates; (xx) weather and agricultural conditions and their impact on the Company’s cultivation and construction plans, (xxi) Clever Leaves’ ability to hire and retain skilled personnel in the jurisdictions where it operates; (xxii) Clever Leaves’ ability to remediate material weaknesses in its internal control cover financial reporting and to develop and maintain effective internal and disclosure controls; (xxiii) potential litigation; (xxiv) access to additional financing; and (xxv) completion of our construction initiatives on time and on budget. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Clever Leaves’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Clever Leaves Investor Inquiries:
Cody Slach or Jackie Keshner
Gateway Group, Inc.
+1-949-574-3860
CLVR@gateway-grp.com

CLEVER LEAVES HOLDINGS INC.
Consolidated Statements of Operations and Comprehensive Loss
(Amounts in thousands of U.S. Dollars, except share and per share data)

	(Unaudited) For the three months ended December 31, 2023	2022	(Audited) For the twelve months ended December 31, 2023	2022
Revenue, net	$ **4,638**	$ 4,402	$ **17,417**	$ 16,410
Cost of sales	**(4,984)**	(3,558)	**(10,861)**	(9,193)
Gross Profit	**(346)**	844	**6,556**	7,217
Expenses				
General and administrative	**3,666**	4,965	**17,993**	23,830
Sales and marketing	**436**	(178)	**2,036**	1,897
Research and development	**233**	605	**1,140**	1,719
Restructuring expenses	**-**	2,688	**-**	6,449
Intangible asset impairment	**-**	-	**-**	19,000
Depreciation and amortization	**231**	291	**981**	1,241
Total expenses	**4,566**	8,371	**22,150**	54,136
Loss from operations	**(4,912)**	(7,527)	**(15,594)**	(46,919)
Other Expense (Income), Net				
Interest expense and amortization of debt issuance cost	**23**	(24)	**46**	2,672
Gain on remeasurement of warrant liability	**(108)**	(83)	**(113)**	(2,092)
Loss (Gain) on investment	**33**	-	**3,738**	(6,851)
Loss on debt extinguishment, net	**-**	-	**-**	2,263
Foreign exchange loss	**136**	(181)	**433**	963
Other expense, net	**50**	109	**31**	220
Total other expenses (income), net	**134**	(179)	**4,135**	(2,825)
Loss before income taxes and equity investment loss	**(5,046)**	(7,348)	(19,729)	(44,094)
Equity investment share of loss	**-**	-	**-**	64
Income tax provision	**68**	296	**68**	296
Deferred Income Tax recovery	**-**	-	**-**	(6,650)
Loss from continuing operations	**(5,114)**	(7,644)	**(19,797)**	(37,804)
Income (Loss) from discontinued operations	**29**	(21,172)	**1,898**	(28,361)
Net loss	$ **(5,085)**	$ (28,816)	**(17,899)**	$ (66,165)
Net loss per share:				
Basic and diluted from continuing operations	$ **(2.96)**	$ (5.26)	$ **(12.63)**	$ (29.54)
Basic and diluted from discontinued operations	$ **0.02**	$ (14.56)	$ **1.21**	$ (22.16)
Net loss per share	$ **(2.95)**	$ (19.82)	$ **(11.42)**	$ (51.70)
Weighted-average common shares outstanding - basic and diluted	**1,726,215**	1,453,751	**1,567,601**	1,279,746

CLEVER LEAVES HOLDINGS INC.
Consolidated Statements of Cash Flows
(Amounts in thousands of U.S. Dollars)
(Audited)

	For the Twelve months ended December 31, 2023	For the Twelve months ended December 31, 2022
Cash Flow from Operating Activities:		
Loss from continuing operations	$ (19,797)	$ (37,804)
Gain (Loss) from discontinued operations	1,898	(28,361)
Net loss	$ (17,899)	$ (66,165)
Adjustments to reconcile to net cash used in operating activities:		
Depreciation and amortization	2,374	3,672
Amortization of debt discount and debt issuance cost	-	1,949
Gain on sale of fixed assets	(2,862)	-
Inventory provision	1,359	4,736
Restructuring and related costs	-	25,809
Gain on remeasurement of warrant liability	(113)	(2,092)
Intangible asset Impairment	-	19,000
Deferred Tax Recovery	-	(6,650)
Foreign exchange loss	468	1,129
Share-based compensation expense	818	2,343
Amortization of right of use assets	474	-
Loss on equity method investment, net	-	64
Loss/(gain) on investment	3,738	(6,851)
Loss on debt extinguishment, net	-	2,263
Other non-cash expense, net	-	727
Changes in operating assets and liabilities:		
Decrease (Increase) in accounts receivable	1,345	(278)
Decrease in prepaid expenses & other receivables	809	190
Decrease in other receivable and other non-current assets	52	538
(Decrease) in lease liability	(588)	-
Decrease (Increase) in inventory	2,556	(4,453)
(Decrease) in accounts payable and other current liabilities	(2,886)	(4,749)
(Decrease) in deferred revenue	(1,052)	-
(Decrease) in accrued and other non-current liabilities	(101)	(248)
Net cash used in operating activities	**(11,508)**	**(29,066)**
Cash Flow from Investing Activities:		
Proceeds from sale of assets	2,862	-
Purchase of property, plant and equipment	(31)	(1,306)
Proceeds from sale of investments	1,863	2,498
Net cash provided by investing activities	**4,694**	**1,192**
Cash Flow From Financing Activities:		
Repayment of debt	(484)	(23,131)
Other borrowings	-	73
Proceeds from issuance of shares	1,339	27,686
Equity issuance costs	(199)	(1,361)
Stock option exercise	-	22
Net cash provided by financing activities	**$ 656**	**$ 3,289**
Effect of exchange rate changes on cash, cash equivalents & restricted cash	171	(226)
Decrease in cash, cash equivalents & restricted cash	$ (5,987)	$ (24,811)
Cash, cash equivalents & restricted cash, beginning of period	12,888	37,699
Cash, cash equivalents & restricted cash, end of period	**$ 6,901**	**$ 12,888**